UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934.


                        Date of Event: September 2, 2003
                        (date of earliest event reported)


                               NCI Holdings, Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)


                                     Nevada
         (State or other jurisdiction of incorporation or organization)



        000-17303                          65-1021346
        ---------                          ----------
 (Commission File Number)     (IRS Employer Identification Number)

                 1959 South Power Road, Building 103, Suite 158,
                    Mesa, Arizona 85206 (Address of principal
                               executive offices)

                                  (602)762-8111
                                  -------------
              (Registrant's telephone number, including area code)






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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 2, 2003, NCI Holdings, Inc. (NCIH) placed The Sukumo Group, Inc. (Sukumo) on notice of its intent to terminate the Offshore Stock Purchase Agreement (the "Agreement") which it entered into on June 24, 2003. NCIH and Sukumo will spend the next 30 days resolving any differences and ensuring that all offshore investors receive the share certificates owed them.

NCIH is terminating its relationship after careful consideration of several factors. One of these factors is a subpoena that NCIH and its president, Gino Carlucci, received from the United States Securities and Exchange Commission. This subpoena references a formal investigation initiated against Stem Genetics, Inc. for which Sukumo was reselling securities, pursuant to Regulation S of the Securities Act of 1933. Mr. Carlucci was acting as an escrow agent for Stem Genetics, Inc. As a result of receiving the subpoena, NCIH and Mr. Carlucci requested that Sukumo produce additional proof of compliance with any applicable securities laws. Sukumo's counsel responded to NCIH's concerns with a letter which represented that he was familiar with the appropriate laws and that it was his opinion that Sukumo was complying with the appropriate laws and regulations.

NCIH subsequently became aware of a news article that listed Sukumo as an unauthorized investment firm which targeted United Kingdom investors. The ramifications of being an unauthorized firm in the UK are being explored and are not fully understood by NCIH as of the date of this filing. However, the news article prompted NCIH to conduct further due diligence. NCIH requested that Sukumo respond to a due diligence questionnaire. Sukumo responded verbally that its practices conformed with the information being requested in the questionnaire. Sukumo further assured NCIH that it would respond in writing to the questionnaire, but it would take some time to respond in written form. Sukumo, to date, has not responded in satisfactory manner to the due diligence request.

In addition, Mr. Carlucci began receiving complaints about Sukumo's selling practices from apparent shareholders in other companies in which Sukumo had made an investment. Mr. Carlucci confronted Sukumo about these complaints and Sukumo further represented that it would respond in an appropriate fashion to such complaints. Sukumo denied the allegations. However, the blanket denial by Sukumo was deemed insufficient by NCIH. In an effort to resolve the above concerns, Mr. Carlucci personally visited the owners of Sukumo under pretext that Sukumo could satisfy his concerns in a face to face meeting. Unfortunately, Mr. Carlucci was unable to gain the necessary level of comfort to rebut the complaints and other serious allegations lodged against Sukumo.

To date, NCIH has received no complaints concerning any selling practices of Sukumo with respect to the resale of NCIH shares. Nonetheless, NCIH has made the decision to terminate the Offshore Stock Purchase Agreement with Sukumo upon the advice of counsel based upon the above concerns not being addressed to the satisfaction of NCIH.


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Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI Holdings, Inc.


Signature                                        Date


/s/ Gino Carlucci
-----------------------------------
Gino Carlucci                                    September 2, 2003
as CEO, President and Director










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